SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2015 (March 31, 2015)

Mountain High Acquisitions Corp.

(Exact name of registrant as specified in its charter)

Colorado	333-175825	27-3515499
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1624 Market Street, Suite 202 Denver, Colorado 80202

(303) 544-2115

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MOUNTAIN HIGH ACQUISITIONS CORP.

Form 8-K

Current Report

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 31, 2015, Mountain High Acquisitions Corp., a Colorado corporation (the “Company” or “MYHI”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Freedom Seed & Feed, Inc., a Nevada corporation (“FSF”), and the controlling stockholders of FSF (the “FSF Shareholders”). Pursuant to the Share Exchange Agreement, the Company acquired 75,000 (100%) shares of common stock of FSF from the FSF Shareholders (the “FSF Shares”) and in exchange issued 29,429,000 restricted shares of its common stock to the FSF Shareholders (the “MYHI Shares”). As a result of the Share Exchange Agreement, FSF became a wholly-owned subsidiary of the Company. The Share Exchange Agreement contains customary representations, warranties and conditions to closing. The closing of the Share Exchange (the “Closing”) occurred on March 31, 2015 (the “Closing Date”).

As a result of the Share Exchange Agreement each outstanding FSF Share became the right to receive a pro rata portion of the MYHI Shares which equaled the number of FSF Shares held by each FSF Shareholder multiplied by the exchange ratio of 392.38666667 (the “Exchange Ratio”), rounded, if necessary, up to the nearest whole share. Based on the Exchange Ratio and as a result of the Share Exchange Agreement, the FSF Shareholders received a total of 29,429,000 restricted shares of common stock of the Company.

A description of the specific terms and conditions of the Share Exchange Agreement is set forth in the Share Exchange Agreement filed herewith as Exhibit 2.01.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Share Exchange Agreement is incorporated by reference into this Item 2.01.

As a result of the Share Exchange Agreement FSF became a wholly-owned subsidiary of the Company.

Item 3.02 Unregistered SALES of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Share Exchange Agreement is incorporated by reference into this Item 3.02.

On March 31, 2015, immediately prior to the Closing of the Share Exchange referred to in Item 1.01 above, and as a condition to the Closing of the Share Exchange, the Company shall issue 29,429,000 restricted shares of the Company’s common stock to the FSF Shareholders.

Exemption from Registration. The shares of common stock referenced herein were issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, or Regulation D promulgated thereunder, or Regulation S for offers and sales of securities outside the United States.  The Share Exchange Agreement is an exempt transaction pursuant to Section 4(2) of the Securities Act as the share exchange was a private transaction by the Company and did not involve any public offering.  Additionally, we relied upon the exemption afforded by Rule 506 of Regulation D of the Securities Act which is a safe harbor for the private offering exemption of Section 4(2) of the Securities Act whereby an issuer may sell its securities to an unlimited number of accredited investors, as that term is defined in Rule 501 of Regulation D. Further, we relied upon the safe harbor provision of Rule 903 of Regulation S of the Securities Act which permits offers or sales of securities by the Company outside of the United States that are not made to “U.S. persons” or for the account or benefit of a “U.S. person”, as that term is defined in Rule 902 of Regulation S.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

(d) Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit
2.01	Share Exchange Agreement by and among the Company, the controlling stockholders of the Company, FSF, and the shareholders of FSF dated March 31, 2015 (1)

(1)	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNTAIN HIGH ACQUISITIONS CORP.
Date: April 7, 2015	By: /s/ Alan Smith
Alan Smith
President, Chief Executive Officer, and Director